EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended March 31, 2018 Financial Results; Net Investment Income Per Share of $0.45; Declares Quarterly Distribution of $0.41 Per Share for Q2, 2018

NEW YORK, May 07, 2018 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ:SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $18.9 million, or $0.45 per share, for the first quarter 2018.

At March 31, 2018, net asset value (NAV) was $21.87 per share, an increase of $0.06 per share from the prior quarter.

As a reminder, the Company’s Board of Directors recently approved a voluntary 25 basis point permanent reduction in the investment advisor’s management fee, effective January 1, 2018.

On May 7, the Board declared a second quarter distribution of $0.41 per share payable on July 3, 2018 to stockholders of record as of June 21, 2018. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2018:

Comprehensive Investment portfolio* fair value: $1.80 billion
Number of portfolio companies: 238
Net assets: $924.3 million
Net asset value per share: $21.87

Comprehensive Investment Portfolio Activity** for the Quarter Ended March 31, 2018:

Investments made during the quarter: $221.1 million
Investments prepaid and sold during the quarter: $161.8 million

Operating Results for the Quarter Ended March 31, 2018:

Net investment income: $18.9 million
Net investment income per share: $0.45
Net realized and unrealized gain: $1.2 million
Net increase in net assets from operations: $20.0 million
Earnings per share:  $0.47

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), NEF Holdings, LLC (“NEF”) full portfolio and the senior secured loans held by Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II LLC (“SSLP II”) attributable to the Company, and excludes the fair value of the equity interests in Crystal Financial, NEF, SSLP and SSLP II as well as intracompany transfers.

** Includes investment activity through Crystal Financial, NEF, and SSLP and SSLP II, attributable to the Company.

“Our first quarter results continue our history of delivering strong credit quality, NAV preservation, and earnings power,” said Michael Gross, Chairman and CEO.  “At March 31, 2018, approximately 62% of the Company’s gross investment income was generated by investments in Solar Capital’s commercial finance verticals, reflecting our successful transition to a diversified specialty finance business focused on senior secured lending across a number of middle market lending niches. The flexibility and competitive advantages afforded by our multi-product origination platform, coupled with our management fee reduction, have enhanced Solar Capital’s ability to generate sustainable net investment income above our increased dividend level.”

Conference Call and Webcast; Postponement of Annual Stockholder Meeting

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 8, 2018. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 6089719 when prompted. A telephone replay will be available until May 23, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 6089719. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

The Company’s board of directors has also postponed the date of the Company’s 2018 Annual Meeting of Stockholders to later in 2018 from the date (May 22, 2018) that was previously disclosed in a preliminary proxy statement that the Company filed with the Securities and Exchange Commission on March 12, 2018. A new date for the Company’s 2018 Annual Meeting of Stockholders will be disclosed in the Company’s definitive proxy statement relating to such meeting.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2018, Solar Capital had total originations of $221.1 million and repayments of $161.8 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending.

Comprehensive Investment Portfolio Activity(1) Q1 2018 (in millions)
Asset Class	Cash Flow Loans(2)	Asset-based Loans / Crystal Financial(3)	Equipment Financings / NEF(4)	Life Science Loans	Total Portfolio Activity
Q1 2018 Originations	$30.1	$69.7	$35.4	$85.9	$221.1
Q1 2018 Repayments / Amortization	$64.4	$15.3	$21.3	$60.8	$161.8
Net Portfolio Activity	($34.3)	$54.4	$14.1	$25.1	$59.3

(1)  Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to SLRC.
(2)  Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(3)  Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
(4)  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans(1)	$680.6	37.9%	9.7%
Asset-Based Senior Secured Loans / Crystal Financial(2)	$525.3	29.2%	12.1%
Equipment Senior Secured Financings / NEF(3)	$321.9	17.9%	10.6%
Life Science Senior Secured Loans	$238.2	13.2%	11.5%(6)
Total Senior Secured Loans	$1,766.0	98.2%
Equity and Equity-like Securities(4)	$31.8	1.8%
Total Comprehensive Investment Portfolio	$1,797.8	100%
Floating Rate Investments(5)	$1,431.1	80.5%
First Lien Senior Secured Loans	$1,419.4	78.9%
Second Lien Senior Secured Loans	$346.6	19.3%

(1)  Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(2)  Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(3)  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(4)  Excludes Crystal, NEF, SSLP and SSLP II membership interests, which distribute quarterly dividends to the Company.
(5)  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(6)  Excludes the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across over 237 unique issuers across approximately 80 industries and with an average exposure of $7.6 million or 0.4% per issuer.

At March 31, 2018, 98.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 78.9% first lien senior secured loans and approximately 19.3% second lien senior secured loans. Year over year, second lien loan exposure of the Comprehensive Investment Portfolio declined by approximately 40%, as the Company has focused its origination efforts on underwriting first lien and stretch first lien loans to upper middle market sponsor-owned companies as well as commercial finance investments.

Solar Capital Ltd. Portfolio

Weighted Average Yield

At March 31, 2018, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, NEF, SSLP and SSLP II, was 10.2% measured at fair value, and 10.6%, measured at amortized cost, consistent with the weighted average yield at December 31, 2017.

Asset Quality

As of March 31, 2018, 100% of the Company’s portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$224.7	15.3%
2	$1,217.1	82.7%
3	$29.2	2.0%
4	$0.9	<0.1%

Investment Income

For the quarters ended March 31, 2018 and 2017, gross investment income totaled $39.0 million and $34.4 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to an increase in the size of the income-producing portfolio. Our gross investment income by business unit for the quarterly period ended March 31, 2018 is broken out below.

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income(1) Q1 2018 (in millions)
For the Period:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Total
Q1 2018	$14.9	$10.3	$5.2	$8.6	$39.0
% Contribution	38.1%	26.5%	13.5%	21.9%	100%

(1)  Includes income/fees from cash flow loans on balance sheet and distributions from the SSLP’s, income/fees from asset based loans on balance sheet and distributions from Crystal Financial, income/fees from equipment financings and distributions from NEF, and income/fees from life science loans.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended March 31, 2018 compared to the Quarter Ended March 31, 2017.

Investment Income

For the fiscal quarters ended March 31, 2018 and 2017, gross investment income totaled $39.0 million and $34.4 million, respectively. The increase in gross investment income from Q1 2017 to Q1 2018 was primarily due to an increase in the size of the income-producing portfolio and increased portfolio yield.

Expenses

Net expenses totaled $20.1 million and $18.1 million, respectively, for the fiscal quarters ended March 31, 2018 and 2017. The increase in expenses from Q1 2017 to Q1 2018 is primarily due to higher incentive fees resulting from higher income, higher interest expense resulting from an increase in borrowings to support a larger income producing investment portfolio, partially offset by the reduction in the base management fee.

Net Investment Income

The Company’s net investment income totaled $18.9 million and $16.3 million, or $0.45 and $0.39 per average share, respectively, for the fiscal quarters ended March 31, 2018 and 2017.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended March 31, 2018 and 2017 totaled approximately $1.2 million and $0.8 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $20.0 million and $17.2 million, respectively. For the fiscal quarters ended March 31, 2018 and 2017, earnings per average share were $0.47 and $0.41, respectively.

Liquidity and Capital Resources

As of March 31, 2018, we had a total of $145.5 million of unused borrowing capacity under the Company’s revolving credit facility, subject to borrowing base limits.

On April 30, 2018, the Company expanded commitments under its revolving credit facility by $50 million to $445 million.

When including SSLP, SSLP II, Crystal Financial, NEF, and the $50 million of expanded commitments post quarter end, the Company had a total of approximately $565 million unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2018 (unaudited)	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $835,765 and $835,041, respectively)	$837,782	$834,410
Companies more than 25% owned (cost: $618,425 and $609,226, respectively)	634,135	626,760
Cash	4,847	5,963
Cash equivalents (cost: $139,853 and $144,826, respectively)	139,853	144,826
Receivable for investments sold	4,836	6,160
Interest receivable	6,670	7,336
Dividends receivable	14,309	15,013
Other receivable	58	58
Prepaid expenses and other assets	840	1,039

Total assets	$1,643,330	$1,641,565

Liabilities
Revolving credit facility	$249,500	$245,600
Unsecured senior notes due 2022	150,000	150,000
Unsecured tranche c senior notes due 2022 ($21,000 and $21,000 face amounts, respectively, reported net of unamortized debt issuance costs of $302 and $316, respectively	20,698	20,684
Unsecured senior notes due 2023 ($75,000 and $75,000 face amounts, respectively, reported net of unamortized debt issuance costs of $1,735 and $1,813, respectively	73,265	73,187
Term loans	50,000	50,000
Distributions payable	17,327	16,904
Payable for investments and cash equivalents purchased.	140,245	145,118
Management fee payable	6,473	7,373
Performance-based incentive fee payable	4,714	4,660
Interest payable	4,511	2,485
Administrative services expense payable	296	2,756
Other liabilities and accrued expenses	1,975	1,193

Total liabilities	$719,004	$719,960

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	991,340	991,340
Distributions in excess of net investment income	(11,789)	(13,319)
Accumulated net realized loss	(73,375)	(73,742)
Net unrealized appreciation	17,727	16,903

Total net assets	$924,326	$921,605

Net Asset Value Per Share	$21.87	$21.81

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	March 31, 2018	March 31, 2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$24,181	$21,818
Companies more than 25% owned	285	334
Dividends:
Companies less than 5% owned	6	10
Companies more than 25% owned	14,363	11,678
Other income:
Companies less than 5% owned	62	492
Companies more than 25% owned	63	60
Total investment income	38,960	34,392

EXPENSES:
Management fees	$6,473	$6,719
Performance-based incentive fees	4,714	4,083
Interest and other credit facility expenses	5,909	5,669
Administrative services expense	1,286	1,335
Other general and administrative expenses	1,721	256
Total expenses	20,103	18,062
Net investment income	$18,857	$16,330

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$197	$588
Companies 5% to 25% owned	175	(15)
Companies more than 25% owned	(5)	—
Net realized gain on investments and cash equivalents	367	573
Net realized gain (loss) on foreign currencies	—	(1)
Net realized gain	367	572
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	2,648	821
Companies 5% to 25% owned	—	(777)
Companies more than 25% owned	(1,824)	212
Net change in unrealized gain	824	256
Net realized and unrealized gain on investments, cash equivalents and foreign currencies	1,191	828

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$20,048	$17,158
EARNINGS PER SHARE	$0.47	$0.41

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770